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                                   EXHIBIT N-8


                         MARKET SHARE FOR COMBINED GAS/ELECTRIC COMPANIES IN ILLINOIS AND BORDERING STATES
                                          (COMPANIES LISTED IN ORDER OF CUSTOMERS SERVED)

[BAR CHART]

                                                             Wisconsin Energy
            Xcel Energy Inc.   NiSource Inc    Ameren Corp.        Corp.           Cinergy Corp.
-------------------------------------------------------------------------------------------------
Customers        0.21845          0.13235        0.09996           0.09063            0.08905
Revenue          0.21111          0.13221         0.1162           0.08666            0.09977
Assets           0.18874          0.14951        0.13419           0.06804            0.11268

                                        MidAmerican
              Alliant Energy Corp.  Energy Holdings Co.    Aquila, Inc    E.ON AG     Vectren Corp.
----------------------------------------------------------------------------------------------------
Customers             0.06                0.05941            0.05322      0.05294       0.04838
Revenue            0.06438                0.05269            0.04632      0.04629       0.04128
Assets             0.05572                0.09302            0.03832      0.06127       0.02541

                             WPS Resources   Everyone else
              Dynegy, Inc.        Corp.        combined
------------------------------------------------------------
Customers        0.04398        0.03322         0.00742
Revenue          0.04916        0.02941         0.02452
Assets           0.02901        0.02322         0.02088

Source: 2001 RDI Data
Note: Bordering States includes Indiana, Iowa, Kentucky, Missouri and Wisconsin.

                                   EXHIBIT N-8


                         MARKET SHARE FOR COMBINED GAS/ELECTRIC COMPANIES IN ILLINOIS AND BORDERING STATES
                                              COMPANIES SORTED BY NUMBER OF CUSTOMERS


                                           Customers                      Share of    Cumulative
           Holding Company                (thousands)         Rank          Total        Share
-------------------------------------------------------------------------------------------------
Xcel Energy, Inc.                            4,851              1           21.8%        21.8%
NiSource Inc                                 2,939              2           13.2%        35.1%
Ameren Corp.                                 2,220              3           10.0%        45.1%
Wisconsin Energy Corp.                       2,012              4            9.1%        54.1%
Cinergy Corp.                                1,978              5            8.9%        63.0%
Alliant Energy Corp.                         1,332              6            6.0%        69.0%
MidAmerican Energy Holdings Co.              1,319              7            5.9%        75.0%
Aquila, Inc                                  1,182              8            5.3%        80.3%
E.ON AG                                      1,176              9            5.3%        85.6%
Vectren Corp.                                1,074             10            4.8%        90.4%
DYNEGY, INC.                                   977             11            4.4%        94.8%
WPS Resources Corp.                            738             12            3.3%        98.2%
Madison Gas & Electric Co.                     244             13            1.1%        99.3%
ALLETE                                         156             14            0.7%       100.0%
Mount Carmel Public Utility Co.                  9             15            0.0%       100.0%

Total                                       22,206

Source: 2001 RDI Data
Note: Bordering States includes Indiana, Iowa, Kentucky, Missouri and Wisconsin.

                                   EXHIBIT N-8


                         MARKET SHARE FOR COMBINED GAS/ELECTRIC COMPANIES IN ILLINOIS AND BORDERING STATES
                                                    COMPANIES SORTED BY REVENUE

                                              Revenue                     Share of    Cumulative
            Holding Company               (millions of $)      Rank         Total         Share
-------------------------------------------------------------------------------------------------
Xcel Energy, Inc.                              6,624             1          21.1%         21.1%
NiSource Inc                                   4,148             2          13.2%         34.3%
Ameren Corp.                                   3,646             3          11.6%         46.0%
Cinergy Corp.                                  3,131             4          10.0%         55.9%
Wisconsin Energy Corp.                         2,719             5           8.7%         64.6%
Alliant Energy Corp.                           2,020             6           6.4%         71.0%
MidAmerican Energy Holdings Co.                1,653             7           5.3%         76.3%
DYNEGY, INC.                                   1,543             8           4.9%         81.2%
Aquila, Inc                                    1,453             9           4.6%         85.8%
E.ON AG                                        1,453            10           4.6%         90.5%
Vectren Corp.                                  1,295            11           4.1%         94.6%
WPS Resources Corp.                              923            12           2.9%         97.5%
ALLETE                                           423            13           1.3%         98.9%
Madison Gas & Electric Co.                       333            14           1.1%        100.0%
Mount Carmel Public Utility Co.                   14            15           0.0%        100.0%

Total                                         31,378

Source: 2001 RDI Data
Note: Bordering States includes Indiana, Iowa, Kentucky, Missouri and Wisconsin.

                                   EXHIBIT N-8


                         MARKET SHARE FOR COMBINED GAS/ELECTRIC COMPANIES IN ILLINOIS AND BORDERING STATES
                                                    COMPANIES SORTED BY ASSETS

                                              Assets                    Share of    Cumulative
           Holding Company                (millions of $)     Rank        Total        Share
-----------------------------------------------------------------------------------------------
Xcel Energy, Inc.                             18,380            1         18.9%         18.9%
NiSource Inc                                  14,559            2         15.0%         33.8%
Ameren Corp.                                  13,068            3         13.4%         47.2%
Wisconsin Energy Corp.                         6,626            6          6.8%         54.0%
Cinergy Corp.                                 10,972            4         11.3%         65.3%
Alliant Energy Corp.                           5,426            8          5.6%         70.9%
MidAmerican Energy Holdings Co.                9,058            5          9.3%         80.2%
Aquila, Inc                                    3,732            9          3.8%         84.0%
E.ON AG                                        5,966            7          6.1%         90.1%
Vectren Corp.                                  2,474           11          2.5%         92.7%
DYNEGY, INC.                                   2,825           10          2.9%         95.6%
WPS Resources Corp.                            2,262           12          2.3%         97.9%
Madison Gas & Electric Co.                       671           14          0.7%         98.6%
ALLETE                                         1,342           13          1.4%        100.0%
Mount Carmel Public Utility Co.                   20           15          0.0%        100.0%

Total                                         97,382

Source: 2001 RDI Data
Note: Bordering States includes Indiana, Iowa, Kentucky, Missouri and Wisconsin.